                                                                    EXHIBIT 99.1

BAKER HUGHES ANNOUNCES THIRD QUARTER RESULTS

HOUSTON, Texas - October 23, 2003. Baker Hughes Incorporated (BHI - NYSE, PCX,
EBS) announced today that in accordance with generally accepted accounting principles (GAAP) the loss from continuing operations for the third quarter of 2003 was $59.5 million or $0.18 per share (diluted) compared to income from continuing operations of $88.8 million or $0.26 per share (diluted) for the third quarter of 2002 and $82.9 million or $0.25 per share (diluted) for the second quarter of 2003.

The company announced on September 22, 2003, that it had recorded after tax charges totaling $105.9 million or $0.31 per share (diluted) in the third quarter of 2003, related to its 30% minority interest in the WesternGeco seismic venture for the impairment of its multi-client seismic library and rationalization of its marine seismic fleet.

In addition, the company completed its evaluation of the carrying value of its investment in WesternGeco and has determined that the investment is impaired. Accordingly, the company recorded an after tax charge of $45.3 million or $0.14 per share (diluted) in the third quarter of 2003, that reduced the carrying value of the company's equity investment in affiliates.

The company also recorded an after tax credit of $1.1 million related to the reversal of a restructuring charge recorded in 2000.

Third quarter results were impacted by the recent announcement that the company had entered into a definitive agreement with Andritz for the sale of Bird Machine ("Bird"), the remaining operating division of its Process segment. Accordingly, as the company announced on September 22, 2003, the company has classified and is now reporting Bird as a discontinued business for all current and prior periods. On a GAAP basis, the company's net loss for the third quarter of 2003 was $98.8 million or $0.29 per share (diluted) compared to net income of $64.7 million or $0.19 per share (diluted) for the third quarter of 2002 and $81.6 million or $0.24 per share (diluted) for the second quarter of 2003.

Operating profit, which is a non-GAAP measure comprised of income from continuing operations excluding the impact of certain identified non-operational items, for the third quarter of 2003 was $90.6 million or $0.27 per share (diluted) compared to $88.8 million or $0.26 per share (diluted) for the third quarter of 2002 and $82.9 million or $0.25 per share (diluted) for the second quarter of 2003. The company believes that operating profit is useful to investors because it is a consistent measure of the underlying results of the company's business. Furthermore, management uses operating profit internally as a measure of the performance of the company's operations. (See Reconciliation of GAAP Results and Operating Results below.)

Third quarter results include the favorable impact (approximately $0.02 per share (diluted)) from lowering the company's tax rate on operating profit from 37% to 35% for the 12 months ending December 31, 2003.

Revenue for the third quarter of 2003 was $1,338.4 million, up 7.0% compared to $1,251.1 million for the third quarter of 2002, and up 1.8% compared to $1,314.8 million for the second quarter of 2003.

Michael E. Wiley, Baker Hughes' Chairman, President, and Chief Executive Officer, said, "Our oilfield divisions continued their strong performance in the third quarter with a consolidated operating profit margin in excess of 15% despite disappointing customer spending in the Gulf of Mexico. All other geographic regions met or exceeded our expectations. For the current quarter we expect continued modest improvements in the international markets and flat US activity."

FINANCIAL FLEXIBILITY

In September 2002, the company's Board of Directors authorized the company to repurchase up to $275.0 million of its common stock. No shares were repurchased during the third quarter of 2003. The company has authorization remaining to purchase up to $153.0 million in stock. During the third quarter of 2003, debt decreased $82.2 million to $1,524.2 million, and cash decreased $19.6 million to $51.4 million.

FINANCIAL INFORMATION

                                                                                   Three Months Ended
                                                                ---------------------------------------------------------
                                                                          September 30,                     June 30,
(In millions, except per share amounts)                         ----------------------------------      -----------------
UNAUDITED                                                            2003                2002                 2003
                                                                ---------------      -------------      -----------------
Revenues                                                         $  1,338.4          $  1,251.1          $  1,314.8
                                                                ---------------      -------------      -----------------
Costs and Expenses:
    Cost of revenues                                                  976.3               885.1               947.4
    Selling, general and administrative                               194.5               206.2               208.2
    Impairment of investment in affiliate                              45.3                 -                  -
    Restructuring charge reversal                                      (1.1)                -                  -
                                                                ---------------      -------------      -----------------
        Total costs and expenses                                    1,215.0             1,091.3             1,155.6
                                                                ---------------      -------------      -----------------
Operating income                                                      123.4               159.8               159.2
Equity in income (loss) of affiliates                                (145.9)                1.5                (3.6)
Interest expense                                                      (25.1)              (27.2)              (24.5)
Interest income                                                         0.7                 1.5                 0.5
                                                                ---------------      -------------      -----------------
Income (loss) from continuing operations
     before income taxes                                              (46.9)              135.6               131.6
Income taxes                                                          (12.6)              (46.8)              (48.7)
                                                                ---------------      -------------      -----------------
Income (loss) from continuing operations                              (59.5)               88.8                82.9
Discontinued operations:
    Loss from operations of E&P, EIMCO & Bird                          (3.8)               (2.9)               (1.3)
    Loss on disposal of EIMCO                                           -                 (21.2)                -
    Loss on disposal of Bird                                          (35.5)                -                   -
                                                                ---------------      -------------      -----------------
    Loss from discontinued operations, net of tax                     (39.3)              (24.1)               (1.3)
                                                                ---------------      -------------      -----------------
Net income (loss)                                                $    (98.8)          $    64.7          $     81.6
                                                                ===============      =============      =================
Basic earnings per share:
   Income (loss) from continuing operations                      $     (0.18)         $     0.26         $      0.25
   Loss from discontinued operations                                   (0.12)              (0.07)              (0.01)
                                                                ---------------      -------------      -----------------
   Net income (loss)                                             $     (0.30)         $     0.19         $      0.24
                                                                ===============      =============      =================
Diluted earnings per share:
   Income (loss) from continuing operations                      $     (0.18)         $     0.26         $      0.25
   Loss from discontinued operations                                   (0.11)              (0.07)              (0.01)
                                                                ---------------      -------------      -----------------
   Net income (loss)                                             $     (0.29)         $     0.19         $      0.24
                                                                ===============      =============      =================
Shares outstanding, basic                                             334.7               337.3               335.4

Shares outstanding, diluted                                           336.0               338.1               336.3

Depreciation and amortization expense                            $     81.8           $    76.1          $     81.1

Capital expenditures                                             $     78.2           $    74.9          $     74.7

FINANCIAL INFORMATION

                                                                       Nine Months Ended
                                                                ----------------------------------
                                                                          September 30,
(In millions, except per share amounts)                         ----------------------------------
UNAUDITED                                                            2003                2002
                                                                ---------------      -------------
Revenues                                                         $  3,853.3          $  3,639.1
                                                                ---------------      -------------
Costs and Expenses:
    Cost of revenues                                                2,823.1             2,610.6
    Selling, general and administrative                               597.9               617.4
    Impairment of investment in affiliate                              45.3                 -
    Restructuring charge reversal                                      (1.1)                -
                                                                ---------------      -------------
        Total costs and expenses                                    3,465.2             3,228.0
                                                                ---------------      -------------
Operating income                                                      388.1               411.1
Equity in income (loss) of affiliates                                (149.9)               20.5
Interest expense                                                      (77.9)              (82.9)
Interest income                                                         3.8                 3.7
                                                                ---------------      -------------
Income from continuing operations before income taxes                 164.1               352.4
Income taxes                                                          (90.6)             (122.8)
                                                                ---------------      -------------
Income from continuing operations                                      73.5               229.6
Discontinued operations:
    Income (loss) from operations of E&P, EIMCO & Bird                 (6.7)                4.5
    Gain on disposal of E&P                                             4.1                 -
    Loss on disposal of EIMCO                                          (2.5)              (21.2)
    Loss on disposal of Bird                                          (35.5)                -
                                                                ---------------      -------------
    Loss from discontinued operations, net of tax                     (40.6)              (16.7)
                                                                ---------------      -------------
Income before cumulative effect of accounting change                   32.9               212.9
Cumulative effect of accounting change, net of tax                     (5.6)              (42.5)
                                                                ---------------      -------------
Net income                                                       $     27.3           $   170.4
                                                                ===============      =============
Basic earnings per share:
   Income from continuing operations                             $      0.22          $     0.68
   Loss from discontinued operations                                   (0.12)              (0.05)
   Cumulative effect of accounting change                              (0.02)              (0.12)
                                                                ---------------      -------------
   Net income                                                    $      0.08          $     0.51
                                                                ===============      =============
Diluted earnings per share:
   Income from continuing operations                             $      0.22          $     0.68
   Loss from discontinued operations                                   (0.12)              (0.05)
   Cumulative effect of accounting change                              (0.02)              (0.13)
                                                                ---------------      -------------
   Net income                                                    $      0.08          $     0.50
                                                                ===============      =============
Shares outstanding, basic                                             335.6               337.1

Shares outstanding, diluted                                           336.7               338.3

Depreciation and amortization expense                            $    241.6           $   222.2

Capital expenditures                                             $    228.9           $   209.8

CALCULATION OF EBIT AND EBITDA (NON-GAAP MEASURES)(1)

                                                                                  Three Months Ended
                                                                --------------------------------------------------------
                                                                          September 30,                    June 30,
(In millions)                                                   ----------------------------------      ----------------
UNAUDITED                                                            2003                2002                2003
                                                                ---------------      -------------      ----------------
Income (loss) from continuing operations
    before income taxes                                          $    (46.9)          $    135.6         $    131.6
Interest expense                                                       25.1                 27.2               24.5
Impairment of investment in affiliate                                  45.3                  -                  -
Restructuring charge reversal                                          (1.1)                 -                  -
Impairment and restructuring charges recorded in
    equity in income of affiliates                                    135.7                  -                  -
                                                                ---------------      -------------      ----------------
Earnings before interest expense and taxes (EBIT)                     158.1                162.8              156.1
Total depreciation and amortization expense                            81.8                 76.1               81.1
                                                                ---------------      -------------      ----------------
Earnings before interest expense, taxes, depreciation
    and amortization (EBITDA)                                    $    239.9           $    238.9         $    237.2
                                                                ===============      =============      ================

                                                                        Nine Months Ended
                                                                ----------------------------------
                                                                           September 30,
(In millions)                                                   ----------------------------------
UNAUDITED                                                            2003                2002
                                                                ---------------      -------------
Income from continuing operations before income taxes            $    164.1           $    352.4
Interest expense                                                       77.9                 82.9
Impairment of investment in affiliate                                  45.3                  -
Reversal of excess restructuring accrual                               (1.1)                 -
Restructuring charge recorded in equity
     income of affiliates                                             135.7                  -
                                                                ---------------      -------------
Earnings before interest expense and taxes (EBIT)                     421.9                435.3
Total depreciation and amortization expense                           241.6                222.2
                                                                ---------------      -------------
Earnings before interest expense, taxes, depreciation
    and amortization (EBITDA)                                    $    663.5           $    657.5
                                                                ===============      =============

(1) EBIT and EBITDA are non-GAAP measurements. Management uses EBIT and EBITDA because it believes that such measurements are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measurements may be used by investors to make informed investment decisions.

CONSOLIDATED CONDENSED BALANCE SHEETS

                                                                                      UNAUDITED           AUDITED
                                                                                    September 30,       December 31,
 (In millions)                                                                          2003                2002
=======================================================================================================================
 ASSETS
 Current Assets:
     Cash and cash equivalents                                                         $    51.4         $   143.9
     Accounts receivable, net                                                            1,163.9           1,101.9
     Inventories                                                                         1,060.9             996.5
     Other current assets                                                                  195.5             203.9
     Assets of discontinued operations                                                      24.9             122.1
-----------------------------------------------------------------------------------------------------------------------
         Total current assets                                                            2,496.6           2,568.3
-----------------------------------------------------------------------------------------------------------------------

 Investments in affiliates                                                                 704.2             872.0
 Property, net                                                                           1,350.8           1,343.2
 Goodwill                                                                                1,232.5           1,226.6
 Intangible assets, net                                                                    141.1             135.5
 Other assets                                                                              274.2             255.2
-----------------------------------------------------------------------------------------------------------------------
 Total assets                                                                          $ 6,199.4         $ 6,400.8
=======================================================================================================================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities:
    Accounts payable                                                                   $   361.4         $   377.1
    Short-term borrowings and current portion
       of long-term debt                                                                     -               123.5
    Accrued employee compensation                                                          263.9             247.9
    Other accrued liabilities                                                              217.1             256.4
    Liabilities of discontinued operations                                                  23.2              75.9
-----------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                           865.6           1,080.8
-----------------------------------------------------------------------------------------------------------------------

 Long-term debt                                                                          1,524.2           1,424.3
 Deferred income taxes                                                                     121.7             166.7
 Other long-term liabilities                                                               346.2             331.8

 Stockholders' Equity:
     Common stock                                                                          334.8             335.8
     Capital in excess of par value                                                      3,078.0           3,111.6
     Retained earnings                                                                     107.8             196.3
     Accumulated other comprehensive loss                                                 (178.9)           (246.5)
-----------------------------------------------------------------------------------------------------------------------
 Total stockholders' equity                                                              3,341.7           3,397.2
-----------------------------------------------------------------------------------------------------------------------
 Total liabilities and stockholders' equity                                            $ 6,199.4         $ 6,400.8
=======================================================================================================================

RECONCILIATION OF GAAP RESULTS AND OPERATING RESULTS

The following table reconciles GAAP and operating results referenced in this news release. Reconciliation of other prior periods can be found on the company's website at www.bakerhughes.com/investor.

                              RECONCILIATION OF GAAP RESULTS AND OPERATING RESULTS
                                (for the three months ended September 30, 2003)
---------------------------------------------------------------------------------------------------------------------
                                                                        PROFIT                  PROFIT
                                                                        (LOSS)                  (LOSS)      DILUTED
UNAUDITED                                            RECORDED           BEFORE                   AFTER      EARNINGS
(in millions except earnings per share)                 AS                TAX         TAX         TAX       PER SHARE
---------------------------------------------------------------------------------------------------------------------
Loss from continuing operations (GAAP)                                 $ (46.9)    $ (12.6)    $ (59.5)     $  (0.18)
Non-operational items:
   30% share of WesternGeco's                      Equity in
      impairment and restructuring                 income (loss)
      charge                                       of affiliates         135.7       (29.8)      105.9          0.31

   Impairment of investment in                     Impairment of
      WesternGeco                                  investment in
                                                   affiliate              45.3         -          45.3          0.14

   Restructuring charge reversal                   Restructuring
                                                   charge reversal        (1.1)        -          (1.1)        (0.00)
---------------------------------------------------------------------------------------------------------------------
Operating profit, excluding impact of
    non-operational items                                              $ 133.0     $ (42.4)    $  90.6      $   0.27
=====================================================================================================================

SEGMENT HIGHLIGHTS

All results are unaudited and shown in millions.

                                      COMPARISON OF QUARTERS -- YEAR OVER YEAR
                               (for the three months ended September 30, 2003 and 2002)
----------------------------------------------------------------------------------------------------------------------
                                                       Revenue                      Operating Profit Before Tax(2)
                                              Q3 2003             Q3 2002             Q3 2003            Q3 2002
--------------------------------------- ------------------- ------------------- ------------------ -------------------
Oilfield Operations, excluding
    WesternGeco                             $   1,338.4         $   1,251.1         $     205.3        $     196.8
WesternGeco                                         -                   -                 (11.4)              (0.5)
--------------------------------------- ------------------- ------------------- ------------------ -------------------
Oilfield Operations                             1,338.4             1,251.1               193.9              196.3
Corporate, net interest and other                   -                   -                 (60.9)             (60.7)
Non-operational items(1)                            -                   -                (179.9)               -
--------------------------------------- ------------------- ------------------- ------------------ -------------------
Total(2)                                    $   1,338.4         $   1,251.1         $     (46.9)       $     135.6
======================================= =================== =================== ================== ===================

                                        COMPARISON OF QUARTERS -- SEQUENTIAL
                           (for the three months ended September 2003 and June 30, 2003)

----------------------------------------------------------------------------------------------------------------------
                                                       Revenue                      Operating Profit Before Tax(2)
                                             Q3 2003             Q2 2003             Q3 2003            Q2 2003
--------------------------------------- ------------------- ------------------- ------------------ -------------------
Oilfield Operations, excluding
    WesternGeco                             $   1,338.4         $   1,314.8         $     205.3        $     198.6
WesternGeco                                         -                   -                 (11.4)              (5.8)
--------------------------------------- ------------------- ------------------- ------------------ -------------------
Oilfield Operations                             1,338.4             1,314.8               193.9              192.8
Corporate, net interest and other                   -                   -                 (60.9)             (61.2)
Non-operational items(1)                            -                   -                (179.9)               -
--------------------------------------- ------------------- ------------------- ------------------ -------------------
Total(2)                                    $   1,338.4         $   1,314.8         $     (46.9)       $     131.6
======================================= =================== =================== ================== ===================

  (1) See Reconciliation of GAAP Results and Operating Results

  (2) Reconciled to Income (loss) from continuing operations

OILFIELD OPERATIONS SEGMENT

Unless otherwise noted, all comments in this section refer to Baker Hughes Oilfield Operations, excluding WesternGeco, the company's seismic venture with Schlumberger Ltd.

The following table details the percentage change in revenue for the September 2003 quarter compared to the September 2002 quarter and the June 2003 quarter.

                                           COMPARISON OF REVENUE
              for the three months ended September 30, 2003 compared to the three months ended:
                                                  UNAUDITED

Product Line                                        September 30, 2002                 June 30, 2003
---------------------------------------------------------------------------------------------------------------
   INTEQ                                                     4%                              2%
   Baker Atlas                                              14%                             -2%
   Baker Oil Tools                                          -1%                              1%
   Baker Petrolite                                           5%                             -2%
   Centrilift                                               22%                             12%
   Hughes Christensen                                       15%                              6%
Geography
---------------------------------------------------------------------------------------------------------------
   North America                                            11%                              2%
   Western Hemisphere                                       10%                              3%
   Eastern Hemisphere                                        4%                              1%

Oilfield Operations revenue for the third quarter of 2003 increased 7.0% compared to the third quarter of 2002 and increased 1.8% compared to the second quarter of 2003.

The non-GAAP measure of operating profit before tax margin ("operating margin") was 15.3% for the third quarter of 2003 compared to 15.7% in the third quarter of 2002, and 15.1% in the second quarter of 2003.

Revenue for the third quarter of 2003 increased at every division except Baker Oil Tools, compared to the third quarter of 2002, and increased at every division except Baker Petrolite and Baker Atlas, compared to the second quarter of 2003. Operating margins improved at every division except Baker Oil Tools and INTEQ, compared to the same quarter a year ago. Every division except INTEQ reported operating margins of at least 10%.

CORPORATE, NET INTEREST AND OTHER

Corporate, net interest and other expenses were $60.9 million in the September 2003 quarter, up $0.2 million when compared to the September 2002 quarter and down $0.3 million when compared to the June 2003 quarter.

OUTLOOK

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Factors affecting these forward-looking statements are detailed below under "Forward-Looking Statements." These statements do not include the potential impact of any acquisition, disposition, merger or joint venture that could occur in the future. Statements made regarding WesternGeco are based upon information provided by WesternGeco, and therefore, are subject to the accuracy of that information. Additionally, any forward-looking statements relating to WesternGeco are also subject to demand in the seismic industry as well as the factors listed in the Forward-Looking Statements section of this news release.

    o Oilfield revenues are expected to be up 6% to 8% for the year 2003 as compared to the year 2002. Oilfield revenues are expected to be up 6% to 8% in the fourth quarter of 2003 compared to the fourth quarter of 2002 and up 1% to 3% in the fourth quarter of 2003 compared to the third quarter of 2003.

    o WesternGeco is expected to be at or near breakeven levels for the fourth quarter of 2003.

    o Corporate and other expenses, excluding interest expense, are expected to be approximately $38 to $41 million for the fourth quarter of 2003.

    o Net interest expense is expected to be between $23 and $25 million for the fourth quarter of 2003.

    o Income from continuing operations per share (diluted) is expected to be between $0.26 and $0.29 for the fourth quarter of 2003.

    o Capital spending is expected to be between $310 and $330 million for the year 2003. Baker Hughes' expectation regarding its level of capital expenditures is only its forecast regarding this matter. This forecast may be substantially different from actual results. In addition to the factors described in Forward-Looking Statements - General Outlook below, the following factors could affect levels of capital expenditures: the accuracy of the company's estimates regarding its spending requirements; the occurrence of any unanticipated acquisition or research and development opportunities; changes in the company's strategic direction; and the need to replace any unanticipated losses in capital assets.

    o Depreciation and amortization expense is expected to be between $320 and $330 million for 2003. Baker Hughes' expectation regarding its depreciation and amortization expense is only its forecast regarding this matter. This forecast may be substantially different from actual results, which could be impacted by an unexpected increase in the company's assets that are subject to depreciation or amortization or an unexpected casualty, impairment or other loss in those assets.

    o The tax rate on operating results for the year ending December 31, 2003 is expected to be approximately 35.0%. Baker Hughes' expectation regarding its tax rate is only its forecast regarding this matter. This forecast may be substantially different from actual results. In addition to the factors described in Forward-Looking Statements - General Outlook below, the following factors could affect the tax rate: the level and sources of the profitability of the company; changes in tax laws or tax rates in the jurisdictions in which the company operates; and the ability of the company to fully utilize tax loss carry-forwards and credits in various jurisdictions.

CONFERENCE CALL

The company has scheduled a conference call to discuss the results of today's earnings announcement. The call will begin at 8:30 A.M. Eastern time, 7:30 A.M. Central time, on Thursday, October 23, 2003. To access the call, which is open to the public, please contact the conference call operator at 706-643-3468, 20 minutes prior to the scheduled start time, and ask for the "Baker Hughes Conference Call." A replay will be available through Thursday, October 30, 2003. The number for the replay is 706-645-9291 and the access code is 2821408. The call and replay will also be webcast on www.bakerhughes.com/investor.

FORWARD-LOOKING STATEMENTS

This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expects," "expected," "believes," "will," "could be," "could," "outlook," "forecast," and similar expressions are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from the preliminary estimates in our forward-looking statements. These forward-looking-statements are also affected by the risk factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and those set forth from time to time in our filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information referenced in this press release. The documents are available through the Company's web site or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.

General Outlook - Oilfield Segment: Baker Hughes' expectation regarding its outlook for its oilfield businesses (including, without limitation, its minority interest in WesternGeco and other similar businesses), changes in profitability and growth in those businesses and the oil and gas industry are only its forecasts regarding these matters. These forecasts may be substantially different from actual results, which are affected by the following factors: the level of petroleum industry exploration and production expenditures; drilling rig and oil and gas industry manpower and equipment availability; the company's ability to implement and effect price increases for its products and services; the company's ability to control its costs; the availability of sufficient manufacturing capacity and subcontracting capacity at forecasted costs to meet the company's revenue goals; the ability of the company to introduce new technology on its forecasted schedule and at its forecasted cost; the ability of the company's competitors to capture market share; the company's ability to retain or increase its market share; world economic conditions; the price of, and the demand for, crude oil and natural gas; drilling activity; weather conditions that affect the demand for energy and severe weather conditions, such as hurricanes, that affect exploration and production activities; the legislative and regulatory environment in the United States and other countries in which the company operates; Organization of Petroleum Exporting Countries
(OPEC) policy and the adherence by OPEC nations to their OPEC production quotas; war, military action or extended period of international conflict, particularly involving the United States, Middle East or other major petroleum-producing or consuming regions; any future acts of war, armed conflicts or terrorist activities; civil unrest or in-country security concerns where the company operates; the development of technology by Baker Hughes or its competitors that lowers overall finding and development costs; new laws and regulations that could have a significant impact on the future operations and conduct of all businesses as a result of the financial deterioration and bankruptcies of large U.S. entities; labor-related actions, including strikes, slowdowns and facility occupations; the condition of the capital and equity markets in general; adverse foreign exchange fluctuations and adverse changes in the capital markets in international locations where the company operates; and the timing of any of the foregoing.

Oilfield Pricing Changes: Baker Hughes expectation's regarding pricing changes for its products and services are only its forecasts regarding pricing. Actual pricing changes could be substantially different from the company's expectations, which are affected by many of the factors listed above in "General Outlook - Oilfield Segment," as well as existing legal and contractual commitments to which the company is subject.

Bird Machine - The Company's expectations with regard to the reclassification of Bird as a discontinued operation relate to the successful completion of the pending sale, tax and accounting treatment upon completion, and anticipated market conditions that are subject to various factors and conditions. The risks and uncertainties regarding the sale of Bird include, but are not limited to, failure of the parties' to satisfy closing conditions and the risks and effects of legal and administrative proceedings and governmental regulations.

Baker Hughes is a leading provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.

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                       NOT INTENDED FOR BENEFICIAL HOLDERS

Contact:
Gary R. Flaharty (713) 439-8039
gary.flaharty@bakerhughes.com
Kyle J. Leak (713) 439-8042
kyle.leak@bakerhughes.com